Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Wrap Technologies, Inc. of our report dated March 10, 2020 relating to the financial statements of Wrap Technologies, Inc., which is incorporated by reference in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
June 19, 2020